EXHIBIT 4

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

No.	Shares

CARROLL BANCORP, INC.

FULLY PAID AND NON-ASSESSABLE

PAR VALUE $0.01 PER SHARE

THIS CERTIFIES that SPECIMEN is the registered holder of

SPECIMEN

Shares of Common Stock, $0.01 par value per share

of

Carroll Bancorp, Inc.

a Maryland corporation

The shares evidenced by this certificate are transferable only on the books of Carroll Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

IN WITNESS WHEREOF, Carroll Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

By:		(SEAL)	By:
	Tina M. Blankenship			Russell J. Grimes
	Corporate Secretary			President and Chief Executive Officer

The Board of Directors of Carroll Bancorp, Inc. is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. Carroll Bancorp, Inc. will furnish to any stockholder upon request and without charge a full description of each class of stock and any series thereof.

The shares evidenced by this certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock be entitled or permitted to any vote in respect of shares held in excess of the 10% limit.

The shares represented by this certificate may not be cumulatively voted on any matter. The Articles of Incorporation require that, with limited exceptions, no amendment, addition, alteration, change or repeal of the Articles of Incorporation shall be made, unless such is first approved by the Board of Directors of Carroll Bancorp, Inc. and approved by the stockholders by a majority of the total shares entitled to vote, or in certain circumstances approved by the affirmative vote of up to eighty percent (80%) of the shares entitled to vote.

The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-as tenants in common	UNIF GIFT MIN ACT		Custodian

			(Cust)		(Minor)
TEN ENT	-as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	-as joint tenants with right
of survivorship and not as
	tenants in common			(State)

Additional abbreviations may also be used though not in the above list

For value received,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                          Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated:

In the presence of:	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.